Exhibit 10.4

FIRST UNITED CORPORATION

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), made as of January 9, 2015 (the “Grant Date”) by and between First United Corporation, a Maryland corporation (the “Company”), and Keith R. Sanders (the “Employee”), is entered into pursuant to Section 11 of the Company’s Omnibus Equity Compensation Plan, as amended from time to time (the “Plan”). All capitalized terms used but not defined herein shall have the meanings given such terms in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.            Grant of Restricted Shares. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants (the “Grant”) to the Employee 4,845 shares of restricted Stock (the “Restricted Shares”).

2.            Vesting.

(a)          General. Subject to paragraph (b) of this Section and the terms and conditions set forth in the Plan, including, without limitation, Section 18 thereof, the Restricted Shares shall become fully vested on the second anniversary of the Grant Date (the “Vesting Date”).

(b)          Lapse Upon Termination of Employment. Notwithstanding paragraph (a) of this Section, the Restricted Shares shall immediately lapse and be forfeited, and the Grant shall be canceled, if the Employee’s employment with the Company and/or its Affiliates is terminated for any reason prior to the Vesting Date.

3.            Custody of Stock Certificates; Rights as a Stockholder. The Restricted Shares will be deemed to be issued and outstanding shares of Stock as of the Grant Date, but custody of all stock certificates evidencing the Restricted Shares (the “Restricted Certificates”) shall be retained by the Company for so long as the Restricted Shares remain unvested. Further, unless and until the Restricted Shares become vested, the Employee shall have none of the rights of a shareholder of the Company with respect to such Restricted Shares, including, without limitation, the right to vote such Restricted Shares or the right to receive dividends thereon.

4.            Stock Power. Upon signing this Agreement, the Employee shall deliver to the Company a stock power, endorsed in blank, with respect to the Restricted Shares in the form attached hereto as Exhibit A (the “Stock Power”). The Company shall use the Stock Power to cancel the Restricted Shares if they do not become vested.

5.            Restrictions on Transfer. The Restricted Stock may not be transferred or otherwise disposed of by the Employee, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Committee, or by will or the laws of descent and distribution, and are subject to a substantial risk of forfeiture.

6.            Restricted Legend; Company Actions Upon Vesting. The Company shall place a legend on the Restricted Certificates evidencing the restrictions on transfer imposed by this Agreement. As soon as practicable after the Restricted Shares become vested, the Company shall (a) remove such legend and, subject to Section 16(b) of the Plan, deliver to the Employee one or more stock certificates evidencing that number of freely transferable shares of Stock (the “Grant Shares”) equal to the number of Restricted Shares, and (b) return the Stock Power to the Employee.

7.            Invalid Transfers. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares by any holder thereof in violation of the provisions of this Agreement shall be valid, and the Company will not transfer any of said Restricted Shares on its books nor will any of said Restricted Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

8.            Approvals. The delivery of any Grant Shares hereunder is subject to approval of any government agency which may, in the opinion of counsel, be required in connection with the authorization, issuance or sale of shares of Stock. No Grant Shares shall be issued upon the vesting of the Restricted Shares hereunder prior to compliance with such requirements and with the Company’s listing agreement with The NASDAQ Stock Market (or other national exchange upon which the Company’s shares of Stock may then be listed).

9.            Taxes.

(a)          Payment of Taxes The Employee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)          Required Withholding. The Grant shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may (i) require that the Employee pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to the Grant, or (ii) deduct from other wages paid by the Company or its Affiliates the amount of any withholding taxes due with respect to the Grant.

(c)          Section 83(b) Election. In the event that the Employee makes an election under Section 83(b) of the Code with respect to the Restricted Shares, the Employee shall, in addition to satisfying the requirements of paragraph (b) of this Section, notify the Company thereof within 10 days of such election and provide to the Company such evidence thereof as the Company deems satisfactory.

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(d)          Compliance with Section 409A of the Code. This Agreement shall be interpreted and applied so that the Grant will not be subject to Section 409A of the Code and any Treasury Regulations or other guidance thereunder (collectively, “Section 409A”). If, notwithstanding the preceding sentence, the Grant becomes subject to Section 409A, then the specified time of payment of the Grant Shares for purposes of Section 409A shall be the calendar year in which the short-term deferral period expires with respect to the Grant (but payment may be made by such later time as may be permitted by Section 409A under the circumstances).

(e)          Tax Advice. The Employee represents and warrants that he or she has sought his or her own tax advice regarding the Grant, including, without limitation, advice as to whether or not to make an election under Section 83(b) of the Code.

10.          Amendment. This Agreement may be amended by the Committee at any time in any manner not prohibited by law; provided, however, that no such amendment shall, without the written consent of the Employee, adversely affect the interests of the Employee under the Grant.

11.          Compliance with Law. Notwithstanding any provision of this Agreement to the contrary, including, without limitation, Section 9 hereof, the Committee may amend, modify or terminate this Agreement, without the consent of the Employee, as the Committee deems necessary or appropriate to ensure compliance with any law, rule, regulation or other regulatory pronouncement applicable to the Plan or this Agreement, including, without limitation, Section 409A.

12.          Governing Law. This Agreement shall be construed and enforced according to the laws of the State of Maryland to the extent not preempted by federal law, without regard to any conflict of laws principles that would apply the law of another jurisdiction.

13.          Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed and enforced as if such provisions had not been included.

14.          Successors. This Agreement shall be binding upon each of the parties and shall also be binding upon their respective successors or assigns.

15.          Application of the Plan; Entire Agreement. The Employee acknowledges, by executing this Agreement, that (a) this Agreement is subject in all respects to the provisions of the Plan, as amended from time to time, the terms of which are incorporated herein by reference and made a part hereof, (b) that a copy of the Plan and all amendments thereto through the date hereof were provided to the Employee on the date hereof, and (c) he or she understands and accepts of all of the terms and conditions of the Plan. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. Any and all prior agreements or understandings with respect to such matters are hereby superseded.

[Signatures Appear on Next Page]

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[Signature Page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day first above written.

ATTEST:	FIRST UNITED CORPORATION

	By:	/s/ Carissa L. Rodeheaver
	Name:	Carissa L. Rodeheaver
	Title:	President and CFO

WITNESS:	EMPLOYEE

/s/ Keith R. Sanders
Name: Keith R. Sanders

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EXHIBIT A

STOCK POWER AND ASSIGNMENT

The undersigned employee (the “Employee”) hereby transfers 4,845 restricted shares of common stock, par value $.01 per share, of First United Corporation (the “Company”), standing in the name of the Employee on the books of the Company, to the Company until such time as such shares become vested pursuant to that certain Restricted Stock Agreement, dated as of January 9, 2015, by and between the Company and the Employee. Once such shares become vested, this Stock Power and Assignment shall terminate and be returned to the Employee.

Dated: January 7, 2015

WITNESS:

By:	/s/ Keith R. Sanders	(SEAL)
Name:	Keith R. Sanders